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                                EXHIBIT 21 (a)

                    SUBSIDIARIES OF OXIS INTERNATIONAL, INC.


As of December 31, 1997, the Company's subsidiaries were as follows:

       Name                       Jurisdiction of incorporation
       ----                       -----------------------------

  OXIS International S.A.                    France
  OXIS Acquisition Corporation               Delaware
  OXIS Isle of Man Limited                   Isle of Man
  Innovative Medical Systems Corp.           Pennsylvania